                            SCHEDULE 14A INFORMATION

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                           Tele-Communications, Inc.
                    --------------------------------------
                (Name of Registrant as Specified In Its Charter)

           __________________________________________________________
   (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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

                                EXPLANATORY NOTE


     The following materials have been furnished to certain individuals who will be making oral presentations to stockholders of Tele-Communications, Inc. regarding the Liberty Media Group Stock Proposal, which is to be voted upon at the Company's annual meeting of stockholders to be held August 3, 1995.

                        FOR INTERNAL DISTRIBUTION ONLY

               OVERVIEW OF THE LIBERTY MEDIA GROUP STOCK PROPOSAL

THE SITUATION

CS First Boston and Lehman Brothers are jointly advising Tele-Communications, Inc. ("TCI" or the "Company") on the creation of a tracking stock for Liberty Media Group. 100% of Liberty Media Group will be distributed to current TCI shareholders. This transaction is intended to enable investors to separately value TCI's two business lines: TCI Group (which will consist of the largest provider of cable television services in the U.S., TCI's communications and telephony interests, TCI's new technology ventures, and TCI's 83% ownership interest in Tele-Communications International, Inc.) and Liberty Media Group (TCI's domestic programming business, which includes TBS, Discovery, Home Shopping Network, QVC, Encore, E!, and national/regional sports networks). The separate stocks for TCI Group and Liberty Media Group--and, therefore, separate market valuations--will be created upon approval of the Liberty Media Group Stock Proposal. (When-issued trading for each of these stocks was initiated on Friday, July 14, 1995.)

TCI has its annual meeting on August 3, 1995. At this meeting TCI shareholders will vote on the Liberty Media Group Stock Proposal. TCI has scheduled a roadshow during which representatives of both TCI Group and Liberty will meet with the Company's major shareholders to explain the tracking stock proposal to them prior to their vote at the annual meeting.


OVERVIEW OF THE PROCESS

 Distribution                  Pro rata dividend

 Securities                    Liberty Media Group Common Stock
                               .  Series A
                               .  Series B

 Distribution Ratio            1 share of Liberty for every 4 of TCI

 Timing                        Record Date:             June 9
                               Shareholder Meeting:     August 3
                               Distribute Securities:   August 4

 Current Shares Outstanding    TCOMA:                   573 Million
 (As of March 31, 1995)        TCOMB:                    85 Million
                               B Preferred:             1.6 Million

 Post-Distribution Shares      TCOMA:                   573 Million
 Outstanding                   TCOMB:                    85 Million
                               LBTYA:                   143 Million*
                               LBTYB:                    21 Million*
                               *  Plus convert allocations

                        FOR INTERNAL DISTRIBUTION ONLY

REASONS FOR THE TRANSACTION

     .  Greater market recognition of values
     .  Greater capital flexibility
     .  Greater management and shareholder focus

OVERVIEW OF THE "NEW" TCI

- -------------------                                           --------------
   SHAREHOLDERS:                                               SHAREHOLDERS:
Liberty Media Group +++++++++++                ++++++++++++++    TCI Group
- -------------------           +                +              --------------
                              +                +
                           -------------------------
                           TELE-COMMUNICATIONS, INC.
                           -------------------------
                           +                       +
- -------------------        +                     ---------
LIBERTY MEDIA GROUP ++++++++               +++++ TCI GROUP ++++
- -------------------                       +      ---------     +
       +                                 +       +              +
       +                                +        +               +
 ------------          -------------------  -------------------  ---------------
      100%                    100%                  83%                100%
    Domestic           Domestic Cable and          TCI            Technology/
  Programming            Communications         International    Venture Capital
 ------------          -------------------  -------------------  ---------------


VOTE REQUIRED FOR LIBERTY MEDIA GROUP STOCK PROPOSAL

     . 66 2/3% of combined voting power of the shares of Class A Common (1 vote per share), Class B Common (10 votes per share), and Series C Preferred outstanding as of the Record Date, voting as a single class

     . Majority of the Class A Common shares outstanding as of the Record Date, voting as a separate class

     . Majority of the Class B Common shares outstanding as of the Record Date, voting as a separate class

SEE THE ATTACHED SUMMARY PAGES FROM THE TCI PROXY STATEMENT FOR MORE DETAILED INFORMATION.